EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors
iMergent, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of iMergent, Inc. of our reports dated September 11, 2006 with respect to the consolidated financial statements, financial statement schedule and internal control over financial reporting of iMergent, Inc.

/s/ Tanner LC

Salt Lake City, Utah
September 11, 2006